Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-3) and related Prospectus of Total S.A. and Total Capital for the registration of debt securities and to the incorporation by reference therein of (i) our report dated April 2, 2009, with respect to the consolidated balance sheets of Total S.A. and its subsidiaries as of December 31, 2008, 2007 and 2006, and the related consolidated statements of income, cash flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2008, and (ii) our report dated April 2, 2009, with respect to the effectiveness of Total S.A. and its subsidiaries internal control over financial reporting, which reports appear in the Annual Report on Form 20-F of Total S.A. for the year ended December 31, 2008 filed with the Securities and Exchange Commission.
Paris, France
May 19, 2009

/S/ ERNST & YOUNG AUDIT	/S/ KPMG AUDIT

ERNST & YOUNG AUDIT	KPMG AUDIT
A division of KPMG S.A.

Represented by	Represented by
Pascal Macioce	Jay Nirsimloo